UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
TRANSCAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 21, 2007
PROXY STATEMENT 2007 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS
PROPOSAL THREE RATIFICATION OF BDO SEIDMAN, LLP
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 21, 2007

The annual meeting of shareholders of Transcat, Inc. will be held at the company’s headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, August 21, 2007, at 12:00 noon, local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect three directors;

•	to amend the company’s code of regulations (or bylaws) to permit the issuance of “uncertificated” shares;

•	to ratify the selection of BDO Seidman, LLP as the company’s independent registered public accounting firm for the fiscal year ending March 29, 2008; and

•	to transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on July 3, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

You are urged to vote your shares FOR the proposal to amend the company’s code of regulations to permit the issuance of “uncertificated” shares so that the company can continue to comply with the listing standards of the Nasdaq Stock Market. IF THIS PROPOSAL IS NOT APPROVED, THEN THE COMPANY’S COMMON STOCK COULD BE DE-LISTED FROM THE NASDAQ STOCK MARKET.

If your shares are held by a broker, then please be sure to instruct your broker to vote your shares FOR the proposal to amend the company’s code of regulations to permit the issuance of “uncertificated” shares. YOUR BROKER CANNOT VOTE YOUR SHARES FOR THIS PROPOSAL WITHOUT SPECIFIC INSTRUCTIONS FROM YOU TO DO SO.

BY ORDER OF THE BOARD OF DIRECTORS

Carl E. Sassano
Executive Chairman of the Board

Rochester, New York
July 11, 2007

TRANSCAT, INC.

PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Transcat, Inc., an Ohio corporation, for use at the annual meeting of shareholders to be held on Tuesday, August 21, 2007, at 12:00 noon, local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at our headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624.

Principal Executive Offices

Our principal executive offices are located at 35 Vantage Point Drive, Rochester, New York 14624, and our telephone number is (585) 352-7777.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about July 11, 2007 to all shareholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Shareholders of record at the close of business on July 3, 2007, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, 7,084,289 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and employees, none of whom will receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering proxy material and soliciting proxies for a fee of approximately $6,000.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Voting; Cumulative Voting

Generally, each shareholder is entitled to one vote for each share held as of the record date. With respect to the election of directors, shareholders can cumulate their votes in certain circumstances. Cumulative voting is a system of voting whereby each shareholder receives a number of votes equal to the number of shares that the shareholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 300 votes (100, the number of shares held, multiplied by three, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

To employ cumulative voting at the annual meeting, you must notify the president, a vice president or the corporate secretary that you desire that cumulative voting be used at the annual meeting for the election of directors. Such notice must be in writing, and it must be given at least 48 hours before the time fixed for holding the annual meeting. In addition, a formal announcement must be made at the commencement of the annual meeting by the chairman, the corporate secretary or by or on behalf of you, stating that such notice has been given.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, all shares represented by proxies will be voted:

•	FOR the election of the three nominees for directors named in this proxy statement;

•	FOR approval of the amendment to the company’s code of regulations to permit the issuance of “uncertificated” shares; and

•	FOR the ratification of the selection of BDO Seidman, LLP as the company’s independent registered public accounting firm for the fiscal year ending March 29, 2008.

Shares represented by proxies may also be voted for such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. Our code of regulations provides that a quorum will exist at the annual meeting if the holders of a majority of the outstanding shares of our common stock are present, in person or by proxy, at the annual meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum at the annual meeting.

Proposal	Vote Required

1. Election of three directors	Plurality of the votes duly cast at the annual meeting
2. Approval of the amendment to the company’s code of regulations to permit the issuance of “uncertificated” shares	Majority of the votes represented by all of the outstanding shares
3. Ratification of the selection of BDO Seidman, LLP as the company’s independent registered public accounting firm for the fiscal year ending March 29, 2008	Majority of the votes duly cast at the annual meeting*

*	The selection of BDO Seidman, LLP is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting the company’s independent registered public accounting firm for subsequent fiscal years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote.

Abstentions will have no effect on the proposal to ratify the selection of the company’s independent registered public accounting firm because, as noted above, to be approved that proposal must receive a majority of the votes cast at the annual meeting on the proposal and shares that abstain from voting on the proposal are not be deemed to be cast on the proposal.

Abstentions will have the same effect as a vote against the proposal to amend the company’s code of regulations to permit the issuance of “uncertificated” shares because, as noted above, to be approved that proposal must receive a majority of the votes represented by all of the outstanding shares of our common stock and shares that abstain from voting on the proposal will not count towards obtaining the required majority.

Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients — who are the beneficial owners of such shares — brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters, such as the proposal to amend the company’s code of regulations. A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

Shares subject to broker non-votes are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Because the proposals to elect directors and ratify the selection of the company’s independent registered public accounting firm are considered to be “routine” matters, they cannot give rise to broker non-votes.

Broker non-votes could occur with respect to the proposal to amend the Company’s code of regulations to permit the issuance of “uncertificated” shares. For that proposal, a broker non-vote will have the same effect as a vote against the proposal because, as noted above, to be approved that proposal must receive a majority of the votes represented by all of the outstanding shares of our common stock and shares that are not voted on the proposal will not count towards obtaining the required majority.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2007 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission, is included in the 2007 annual report. The 2007 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our internet website, www.transcat.com, and going to the “Investor Relations” section of the “About Us” menu;

•	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

•	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

The information contained on our website is not a part of this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors for a Term Expiring in 2010

Our code of regulations provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

At this year’s annual meeting, shareholders will elect three directors to hold office for a term expiring in 2010 or until each of their successors is duly elected and qualified. Based on the recommendation of the corporate governance and nominating committee, we have nominated Charles P. Hadeed, Nancy D. Hessler and Paul D. Moore for election. Mr. Hadeed, our president, chief executive officer and chief operating officer, has been nominated for the first time. Ms. Hessler and Mr. Moore are currently directors. Robert G. Klimasewski, who has been a member of our board of directors since 1982 and is in the same class as Ms. Hessler and Mr. Moore, has decided not to stand for re-election.

We recommend the election of the three nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of Mr. Hadeed, Ms. Hessler and Mr. Moore. The votes represented by such proxies may be cumulated if proper notice is given (see “Voting; Cumulative Voting” on page 2 of this proxy statement).

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine. However, proxies in the enclosed form cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Director
Name and Background	Since

Charles P. Hadeed, age 57, is our president, chief executive officer and chief operating officer. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer. He was named chief operating officer in October 2004 and president in May 2006. In April 2007, he was named chief executive officer, succeeding Carl E. Sassano, who was named executive chairman of the board. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc., and in various executive positions, including vice president-global lens care operations, president-oral care division, vice president-operations-personal products division and vice president/controller-personal products division during his 20 year career at Bausch & Lomb Incorporated. Mr. Hadeed serves on the board of directors of Rehabilitation Enterprises and DePaul Community Services.
—
Nancy D. Hessler, age 61, joined Integrated People Solutions, Boulder, Colorado (strategic human resources consultant) as a vice president in March 2003. Prior to that, she was director of human resources of the wireless internet solutions group of Nortel Networks Corp., Rochester, New York (telecommunications systems) from October 1998 until June 2002. From May 1996 until September 1998, she was group manager of human resources for Rochester Gas and Electric Corporation, Rochester, New York (public utility). From 1991 until May 1996, Ms. Hessler served as human resource manager of the advanced imaging business unit and as manager of sourcing for the general services division of Xerox Corporation. Ms. Hessler serves on the board of directors of Geva Theatre Center and US Datanet Corporation.
1997
Paul D. Moore, age 56, is a senior vice president of M&T Bank Corporation. He currently serves as senior credit officer overseeing all corporate lending activity in the Rochester, Syracuse, Binghamton and Albany, New York markets. During his 28-year career at M&T Bank, he has been the commercial banking manager for the Rochester, New York market and has held various commercial loan positions in Buffalo, New York.	2001

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table provides certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

	Director	Term
Name and Background	Since	Expires

Francis R. Bradley, age 61, retired in 2000 from E.I. DuPont de Nemours & Co., Inc., a global science and technology company, following a 32-year career. Mr. Bradley’s last DuPont position was founding business manager for the DuPont Instrumentation Center. Prior to that, he held a series of managerial positions, including engineering test center manager and materials engineering manager. He is currently an executive associate with Sullivan Engineering Company (engineering and construction) and consults independently on business and technology matters.	2000	2009
E. Lee Garelick, age 72, is retired. From April 1996 until March 1999, we employed him as a senior executive. From June 1979 until April 1996, he was president and part owner of Altek Industries Corp., Rochester, New York (manufacturer of calibration instrumentation), which we acquired in April 1996.	1996	2008
Richard J. Harrison, age 62, is senior vice president-retail loan administration at Five Star Bank (the successor to the National Bank of Geneva), a position he has held since July 2003. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes. Prior to that, he served as an independent financial consultant (January 1999 through January 2000) and held senior executive management positions with United Auto Finance, Inc.; American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank); and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America).
	2004	2008
Cornelius J. Murphy, age 76, established CJM & Associates, a human resources management consulting firm, in May 2005. From 1990 to May 2005, he served as senior vice president in the Rochester, New York office of Goodrich & Sherwood Associates, Inc. (human resources management consulting). For more than 35 years before that, he was employed by Eastman Kodak Company in various executive positions, including senior vice president and a director in the office of the chairman.	1991	2009
Dr. Harvey J. Palmer, age 61, is a professor at and dean of the Kate Gleason College of Engineering at Rochester Institute of Technology, Rochester, New York. Prior to that appointment, he was a professor of chemical engineering at the University of Rochester from 1971 through June 2000, where he also held positions of department chair and associate dean of graduate studies.	1987	2008
John T. Smith, age 59, is our lead director and is chairman and chief executive officer of Brite Computers, Inc., which he joined in 1999. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation and Croop LaFrance Inc.	2002	2008
Alan H. Resnick, age 63, is president of Janal Capital Management LLC (investment management), a position he has held since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is treasurer and a member of the board of directors of the Monroe Community College Foundation and serves on boards and committees for several not-for-profit organizations in the greater Rochester, New York area.
	2004	2009

	Director	Term
Name and Background	Since	Expires

Carl E. Sassano, age 57, was named our executive chairman of the board in April 2007. Mr. Sassano became our president and chief executive officer in March 2002 and was named chairman of the board in October 2003. In May 2006, he ceased serving as our president when Charles P. Hadeed assumed that position. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president, global vision care (1996-1999), president, contact lens division (1994-1996), group president (1993-1994) and president, Polymer Technology (1983-1992), a high growth subsidiary of Bausch & Lomb. Mr. Sassano is a trustee of Rochester Institute of Technology and Rochester-based public broadcaster WXXI, as well as a member of the board of directors of the Eastman Dental Center Foundation and IEC Electronics Corp.
	2000	2009

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR CODE OF REGULATIONS

Our common stock is listed and traded on the Nasdaq Capital Market. As a result, we are subject to the listing standards of the Nasdaq Stock Market. On August 8, 2006, the Securities and Exchange Commission approved amendments to those listing standards that require Nasdaq-listed securities to be eligible to participate in a “direct registration program” by January 1, 2008. A “direct registration program” permits a shareholder’s stock to be recorded and maintained on the books of the company or the company’s transfer agent without the issuance of a physical stock certificate. Shares in this form are commonly referred to as “uncertificated” shares.

Currently, our code of regulations (or bylaws) provides that Transcat common stock can be evidenced only by a physical stock certificate. As a result, in their current form our code of regulations would render us ineligible to participate in a “direct registration program.” Since the Nasdaq listing standards require us to be eligible to participate in a “direct registration program” by January 1, 2008, and our common stock could be de-listed from the Nasdaq Capital Market if we do not become eligible by the deadline, we must amend our code of regulations to permit the issuance of “uncertificated” shares.

On June 18, 2007, the board of directors approved an amendment to our code of regulations to permit the issuance of “uncertificated” shares and recommended that the amendment be presented to our shareholders for their approval, as required by our code of regulations.

The amendment to the code of regulations approved by the board of directors modifies the provisions of Article IX, Section 1 of our code of regulations. The full text of amended Article IX, Section 1, marked to show the changes from the original version of Article IX, Section 1, is as follows:

Section 1.  Issue of Certificates.  The shares of capital stock of the Corporation may be represented by certificates or they may be uncertificated. If the shares are to be represented by certificates, then the Board of Directors shall provide for the issue and transfer of the certificates of capital stock of the Corporation, and shall prescribe the form of such certificates. Every owner of stock of the Corporation shall be entitled to a certificate of stock which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall have been delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used there on had not ceased to be such officer or officers of the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Required Vote and Board Recommendation

Our code of regulations requires that the amendment to our code of regulations to permit the issuance of “uncertificated” shares be approved by a majority of the votes represented by all of the outstanding shares of our common stock. The board of directors recommends a vote in favor of the proposed amendment, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

You are urged to vote your shares FOR the approval of the proposal to amend the company’s code of regulations to permit issuance of “uncertificated” shares. IF THIS PROPOSAL IS NOT APPROVED, THEN THE COMPANY’S COMMON STOCK COULD BE DE-LISTED FROM THE NASDAQ STOCK MARKET.

If your shares are held by a broker, then please be sure to instruct your broker to vote your shares FOR this proposal. YOUR BROKER CANNOT VOTE YOUR SHARES FOR THIS PROPOSAL WITHOUT SPECIFIC INSTRUCTIONS FROM YOU TO DO SO.

PROPOSAL THREE

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP served as our independent registered public accounting firm for the fiscal year ended March 31, 2007, which for convenience is referred to in this proxy statement as fiscal year 2007.

The audit committee has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2008. This selection is being presented to the shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of the company’s independent registered public accounting firm for subsequent fiscal years.

The board of directors recommends a vote FOR the proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2008, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

We have been advised by BDO Seidman, LLP that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

Fees Paid to BDO Seidman, LLP

The following table shows the fees for professional services provided by BDO Seidman, LLP during fiscal year 2007 and the fiscal year ended March 25, 2006, which for convenience is referred to in this proxy statement as fiscal year 2006.

	Fiscal Year 2006	Fiscal Year 2007

Audit Fees	$150,156	$200,713
Audit-Related Fees	—	—
Tax Fees	—	—

Total	$150,156	$200,713

Audit Fees

Audit fees paid to BDO Seidman, LLP during fiscal year 2007 and fiscal year 2006 were for professional services rendered for the audit of our annual consolidated financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

The company paid no audit-related fees to BDO Seidman, LLP during fiscal year 2007 or fiscal year 2006.

Tax Fees

The company paid no tax fees to BDO Seidman, LLP during fiscal year 2007 or fiscal year 2006.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The audit committee has pre-approved all such fees paid to BDO Seidman, LLP.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BDO Seidman, LLP for non-audit accounting and tax services is limited to those circumstances where the services are considered integral to the related audit services or where there is another compelling rationale for using the services of BDO Seidman, LLP.

All audit and permitted non-audit services for which BDO Seidman, LLP was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of BDO Seidman, LLP and determined that the provision of such services was compatible with such firm’s independence. For each of fiscal year 2007 and fiscal year 2006, BDO Seidman, LLP provided no services other than those services described above.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of the board of directors is currently comprised of four members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is attached as appendix A to this proxy statement.

The audit committee has:

•	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2007 with the company’s management and the company’s independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the company’s independent registered public accounting firm its independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, and the report of the independent registered public accounting firm, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2007 be included in the company’s annual report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for the ratification by shareholders at the company’s annual meeting.

Audit Committee:

Richard J. Harrison, Chair
Francis R. Bradley
Paul D. Moore
Harvey J. Palmer

[1] The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year 2007. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Executive Sessions; Lead Director

Our independent directors met in regularly scheduled executive sessions, without management present, during fiscal year 2007, as required by the listing standards of the Nasdaq Stock Market. The meetings of our independent directors are coordinated by Mr. Smith, who serves as the lead director of the independent directors.

Board Committees

The board of directors has established, among other committees, an audit committee, a corporate governance and nominating committee and a compensation committee.

Audit Committee

The current members of the audit committee are Mr. Harrison (chair), Mr. Bradley, Mr. Moore and Dr. Palmer. The board has determined that each of Mr. Harrison, Mr. Bradley, Mr. Moore and Dr. Palmer is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Harrison qualifies as an “audit committee financial expert” by virtue of his more than 30-year career in banking and finance. The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” by virtue of his 28-year career in banking and corporate lending.

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the board of directors. Our audit committee charter, which has been adopted by the board and is attached as appendix A to this proxy statement, more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held four meetings during fiscal year 2007. The audit committee’s report relating to fiscal year 2007 appears on page 10 of this proxy statement.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Smith (chair), Mr. Garelick, Mr. Klimasewski, Mr. Murphy and Mr. Resnick. The board has determined that each of Mr. Smith, Mr. Garelick, Mr. Klimasewski, Mr. Murphy and Mr. Resnick is independent pursuant to the independence standards of the Nasdaq Stock Market.

The corporate governance and nominating committee is charged with identifying candidates qualified, consistent with criteria approved by the committee, to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for shaping corporate governance, overseeing the evaluation of the board of directors, board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process followed by the corporate governance and nominating committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures regarding recommendations for nomination to the board submitted by shareholders. Such recommendations for nomination, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent pursuant to the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The corporate governance and nominating committee acts pursuant to a written charter adopted by the board of directors, a copy of which is attached as appendix B to this proxy statement.

The corporate governance and nominating committee held one meeting during fiscal year 2007.

Compensation Committee

The current members of the compensation committee are Mr. Resnick (chair), Ms. Hessler, Mr. Murphy, Dr. Palmer and Mr. Smith. The board has determined that each of Mr. Resnick, Ms. Hessler, Mr. Murphy, Dr. Palmer and Mr. Smith is independent pursuant to the independence standards of the Nasdaq Stock Market.

The compensation committee is responsible for designing and implementing compensation programs for our executives and directors that further the intent and purpose of the company’s fundamental compensation philosophy and objectives. In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee acts pursuant to a written charter adopted by the board of directors, a copy of which is attached as appendix C to this proxy statement.

The compensation committee held five meetings during fiscal year 2007. The compensation committee’s report relating to fiscal year 2007 appears on page 21 of this proxy statement.

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of the company or any of its subsidiaries during fiscal year 2007; (2) was formerly an officer of the company or any of its subsidiaries; or (2) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, none our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address such correspondence to the board of directors or the relevant board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, one of the aforementioned committees of the board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend the company’s annual shareholder meetings. All of our directors attended the 2006 annual meeting of shareholders.

Code of Ethics

We have a code of business conduct and ethics that is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, www.transcat.com, under the “Investor Relations” section of the “About Us” menu.

We will provide a printed copy of our code of business conduct and ethics to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

EXECUTIVE OFFICERS

We are currently served by six executive officers:

Carl E. Sassano, age 57, is our executive chairman of the board. Further information about Mr. Sassano is set forth under “Election of Directors” on page 6 of this proxy statement.

Charles P. Hadeed, age 57, is our president, chief executive officer and chief operating officer. Further information about Mr. Hadeed is set forth under “Election of Directors” on page 4 of this proxy statement.

John J. Zimmer, age 49, is our vice president of finance and chief financial officer. A certified public accountant, Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc. prior to joining us. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

John A. De Voldre, age 59, is our vice president of human resources and has been employed by us since 1971, serving in a number of different capacities during his tenure. Mr. De Voldre has worked in a human resources capacity for more than 25 years.

Andrew M. Weir, age 56, is our vice president of field sales. Mr. Weir has more than 25 years of experience in sales, sales management, and executive management. Prior to joining us in November 2005, Mr. Weir was an independent management consultant from 2004 to 2005. Prior to that, Mr. Weir held positions as director of sales and marketing at Gentex Optics, vice president of sales at Essilor Lenses Retail Group and vice president and general manager at Essilor Lenses Wholesale Group from 1996 to 2004. All of these entities were divisions of Essilor of America, a wholly-owned subsidiary of Essilor International. Prior to joining Essilor, Mr. Weir was employed by Bausch & Lomb Incorporated from 1987 to 1996, where his last position was director of North American sales in their Polymer Technology subsidiary.

Jay F. Woychick, age 50, is our vice president of marketing and has served in this position since September 2000. Prior to joining us, Mr. Woychick was employed for 13 years by Polymer Technology, a Bausch & Lomb Incorporated subsidiary, serving as director of marketing and sales for the RGP Group, director of marketing for the RGP Group, senior marketing manager for the Practitioner Group, marketing manager-materials, and regional manager. He has also worked for Precision Cosmet Co., Inc. and Hartz Mountain Corporation in various sales and marketing positions from 1981 to 1987.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2007. For fiscal year 2007, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers for purposes of this proxy statement:

•	Carl E. Sassano, who held the titles of chairman and chief executive officer during fiscal year 2007;

•	Charles P. Hadeed, who held the titles of president and chief operating officer during fiscal year 2007;

•	John J. Zimmer, who held the titles of vice president of finance and chief financial officer during fiscal year 2007;

•	Jay F. Woychick, who held the title of vice president of marketing during fiscal year 2007; and

•	John A. De Voldre, who held the title of vice president of human resources during fiscal year 2007.

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions for our named executive officers. The focus of the discussion is on fiscal year 2007. However, when relevant, the discussion covers actions regarding compensation for our named executive officers that were taken after the conclusion of fiscal year 2007.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly qualified and effective senior management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our named executive officers with those of our shareholders. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations.

The objectives of our compensation program for the named executive officers are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to the company’s long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive officer’s responsibilities, and shareholder returns over the long term, while recognizing the relatively limited trading market for our stock. We also seek to ensure that the compensation provided to our named executive officers remains competitive with the compensation paid to similarly situated executives in comparable positions at companies of comparable size.

The key components of our compensation program have historically been base salary, cash performance incentive bonuses (the amount of which is dependent on both company and individual performance), stock options and restricted stock awards. Accordingly, we seek to ensure that total executive compensation corresponds to both corporate performance and the creation of shareholder value by placing our principal emphasis on variable, performance-based incentives through a combination of annual non-equity incentive awards (i.e., incentive cash bonuses) and long-term equity-based awards.

Role of the Compensation Committee

The compensation committee of the board of directors has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other executive officers.

Setting Executive Compensation

Our compensation package for the named executive officers is designed to motivate them to achieve the business goals set by the company and to reward them for achieving such goals. Annually, the compensation committee reviews the total compensation payable to the named executive officers. The compensation committee’s review considers a number of factors, including:

•	each named executive officer’s role, responsibilities and performance during the year;

•	the compensation paid to officers in comparable positions at companies of comparable size;

•	overall corporate performance as measured against the company’s annual corporate goals;

•	the overall demands associated with the responsibilities of each named executive officer;

•	the contribution made by each named executive officer as a member of the company’s senior management team.

The compensation committee assesses the market competitiveness of the compensation paid to our named executive officers by using a number of sources. The compensation committee has engaged the services of The Burke Group, a Rochester-based compensation consulting firm, to conduct an annual review of the company’s total compensation program for the named executive officers. For the purpose of this review, the company defined the roles of the named executive officers with respect to their responsibilities to ensure appropriate comparisons are made. For example, our chief financial officer’s responsibilities are broader than the typical responsibilities of chief financial officers at other companies. The Burke Group provided the compensation committee with relevant survey and market data and alternatives to consider when making compensation decisions for the named executive officers.

The compensation committee also compares each element of total compensation against a group of publicly-traded companies of comparable size located in upstate New York with which the compensation committee believes we compete for talent. The comparison group is currently comprised of Graham Corporation, Harris Interactive, IEC Electronics Corp., Performance Technologies, Incorporated and Ultralife Batteries, Inc.

In making compensation decisions, it is difficult to obtain direct comparisons of our competitors as they are typically privately held companies or divisions of larger public corporations. To ensure we are competitive, the compensation committee generally evaluates and compares named executive officer compensation to similarly-situated executives of companies of comparable size.

A significant percentage of total compensation is placed at-risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between cash (short term) and equity (long-term) incentive compensation, which is contingent and variable, based on company results and individual performance. The compensation committee also reviews and considers the information provided by the Burke Group as one of the factors in determining the level and mix of incentive compensation.

Role of the Executive Officers in Compensation Decisions

For fiscal year 2007, the board of directors made the compensation decisions for Mr. Sassano and Mr. Hadeed based on recommendations from the compensation committee.

The chief executive officer annually reviews the performance of each member of the senior management team (other than his own individual performance, which is evaluated and reviewed by the compensation committee). The chief executive officer provides the compensation committee with performance evaluations and planned salary increases for each member of the senior management team.

The compensation committee conducted the annual performance evaluation and determined the compensation for the chief executive officer and made a compensation recommendation to the full board of directors for their approval. The board approved the recommendation, and the lead director and the chair of the compensation committee delivered the performance evaluation to the chief executive officer. During the course of compensation committee deliberations regarding the chief executive officer’s compensation only independent directors were present.

Compensation Components

For fiscal year 2007, the principal components of compensation for the named executive officers were (1) base salary, (2) performance-based equity and non-equity incentive compensation, (3) long-term equity incentive compensation, (4) retirement benefits and (5) perquisites and other employee benefits. Each of these components is described in turn below.

We utilize these components because we believe they provide an appropriate balance between fixed compensation (salary) and at-risk compensation, which creates short-term and long-term performance incentives that serve an important retention function. By following this approach, we provide our named executive officers with a measure of security in that they will receive a minimum expected level of compensation, while simultaneously motivating them to focus on business metrics that should result in a high level of short-term and long-term performance by the company. The mix of metrics used for our performance incentive plan and our 2003 Incentive Plan likewise provides a balance between short-term financial performance and long-term financial and stock performance. We believe that maintaining this pay mix engenders a pay-for-performance orientation in our executives and is consistent with our stated compensation philosophy of providing compensation commensurate with performance.

Base Salary

We provide the named executive officers and our other executive officers with a base salary to compensate them for services rendered during the fiscal year. Base salaries for named executive officers are determined for each person based on qualifications, experience, position, scope of responsibilities and market and survey data. Performance-based merit salary adjustments are generally effective on the officer’s anniversary date of hire. Individual performance during the prior year as well as survey data is considered when determining the base salary for our named executive officers. Base salaries are designed so that salary opportunities for a given position will generally be the average of the base salary of similar executives at comparably sized companies. Variations from this standard can occur when circumstances warrant it, such as the experience level of a candidate or the particular circumstances within a market. These objectives recognize the compensation committee’s expectation that, over the long term, the company will continue to increase shareholder value.

During its annual review of base salaries, the compensation committee primarily considers:

•	Market data provided by our outside consultant;

•	Comparisons to a local group of companies;

•	Internal reviews of compensation, both individually and relative to other officers; and

•	Individual performance.

Salary levels are typically considered annually as part of the company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the salaries of named executive officers other than the chief executive officer and chief operating officer are determined by the chief executive officer and are consistent on a percentage basis with increases given to other non-officer employees.

The lead director and compensation committee annually evaluate and provide feedback with respect to the chief executive officer’s and the chief operating officer’s performance.

Performance-Based Incentive Plans

The Transcat, Inc. 2003 Incentive Plan, which was approved by our shareholders, gives us the flexibility to design equity-based incentive compensation programs to promote superior performance and achievement of corporate goals by key employees, encourage the growth of shareholder value and allow key employees to participate in the long-term growth and profitability of the company. For fiscal year 2007, we utilized the stock option and restricted stock award components of the 2003 Incentive Plan, which was consistent with our historical practices since that plan was adopted.

We maintain a performance incentive plan, which is a cash incentive program designed to compensate key management members, as well as the named executive officers, based on their contributions to the achievement of specified levels of corporate fiscal financial objectives and their performance against individual goals. For fiscal year 2007, Mr. Sassano and Mr. Hadeed were evaluated only on the basis of our annual financial results. Incentive bonuses are based on a pre-determined percentage of an eligible participant’s base salary earned during the fiscal year. Payment of bonuses is expressly linked to successful achievement of the specified pre-established corporate goals, which the board of directors approves annually, and individual performance goals, which are approved by the chief executive officer.

The performance incentive plan provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification. At its April 2006 meeting, the compensation committee approved the performance incentive plan for fiscal year 2007. The chief executive officer presented the compensation committee with a list of employees eligible to participate in the performance incentive plan for that year. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability and impact on company operations, with target award opportunities that are established as a percentage of base salary earned during the fiscal year. The targets vary from 40% of base salary earned for the chief executive officer and the chief operating officer to 10% for certain participating professional employees. Awards can range from a minimum of 0% to a maximum of 150% of the targeted award.

For performance incentive plan awards for fiscal year 2007, Mr. Sassano and Mr. Hadeed were evaluated on the following corporate financial objectives: operating income, product and calibration and repair revenue, of which each component accounted for 60%, 15% and 25%, respectively. All other performance incentive plan participants were evaluated 50% on the achievement of corporate financial objectives and 50% on individual performance as measured against approved objectives.

Generally, the target level for earnings and revenue are set in alignment with the company’s annual objectives with regard to our strategic plan and company performance. Payment of awards under the performance incentive plan is based upon the achievement of such objectives for the current year. Participants in the performance incentive plan receive:

•	No payment for the corporate financial objective portion of the performance incentive plan award unless the company achieves the minimum performance level.

•	A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if the company achieves or exceeds the minimum performance level but does not achieve the target performance level.

•	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if the company achieves the target performance level.

•	A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if the company exceeds the target performance level but does not attain the maximum performance level.

•	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if the company achieves or exceeds the maximum performance level.

Upon completion of the fiscal year, the compensation committee reviews the performance of the company against each pre-established corporate financial objective of the performance incentive plan comparing the actual fiscal year results to the pre-determined minimum, target and maximum levels for each objective and an overall percentage for the corporate financial objectives is calculated. The chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance to the compensation committee.

For fiscal year 2007, Mr. Sassano received a performance incentive plan award of $116,646, Mr. Hadeed received $91,974, Mr. Zimmer, who was with the company for only part of the fiscal year, received $44,618, Mr. Woychick received $39,422 and Mr. DeVoldre received $29,795. These awards were paid on May 22, 2007 for performance during fiscal year 2007, and the awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2007 on page 22 of this proxy statement.

Long-Term Equity Incentive Compensation

Long-term incentive compensation has historically been equity-based and is designed to align the interests of named executive officers and other key employees to focus on long-term company performance. Long-term incentive compensation also provides an opportunity for the named executive officers and certain designated key employees to increase their ownership in the company through stock options and restricted stock awards, which aligns the interests of recipients with the interests of the company’s shareholders, as well as providing an employee-retention benefit.

The compensation committee evaluates the use of equity-based awards and intends to continue to use this type of award in the future as part of designing and administering the company’s compensation program. When allocating annual long-term incentive awards, the company has generally targeted 50% of the total value to be comprised of stock options with the remaining 50% in the form of restricted stock awards. To minimize the need to sell shares to pay taxes associated with receiving a restricted stock award, grants of restricted stock typically include a gross-up in an amount equal to the amount of the taxes that would be owed by the recipient of the award. This practice helps to reduce downward pressure on the price of our stock that could otherwise be caused by recipients of awards selling shares of our stock, which historically has been thinly traded. The benefit of the tax gross-up to the recipient of an award has been offset by reducing the number of restricted shares awarded.

Stock options and restricted stock are granted under our 2003 Incentive Plan. Named executive officers and other key employee stock options and restricted stock awards are typically granted annually based on an individual’s contribution to the company’s current and anticipated future success. All other employees are eligible for periodic grants based on exceptional performance during the course of the previous fiscal year. All of the options granted under the 2003 Incentive Plan have been non-qualified stock options. Prior to 2003 we issued incentive stock options. Options are granted with an exercise price equal to the closing price of the common stock on the date of grant, and accordingly, will have value only if the market value of the stock increases after that date.

All options and stock awards are subject to vesting provisions to encourage retention. All options granted to date under the 2003 Incentive Plan vest on a pro rata basis over a three-year period and expire after ten years. Restricted stock awards to date have vested 50% immediately upon grant, with the balance of the award vesting one year from the date of grant, provided the recipient is still employed with the company in a full-time capacity. Awards are also subject to a lock-up holding period that can range from one to three years.

The calculation of equity awards during fiscal year 2007 was based on a percentage of the recipient’s annual base salary. The award was comprised of 50% stock options and 50% restricted stock. The value of each component is calculated differently. Historically, the value of the stock option portion has been estimated by using the Black Scholes method. For fiscal year 2007, the value of the stock option was estimated to be 75% of the then current stock price divided into the salary allocated for the stock option award to determine the number of shares. When determining the actual value of the options granted, the actual Black Scholes value as of the date of grant was used and is included in the Summary Compensation Table on page 22 of this proxy statement. Historically, the actual Black Scholes value has not differed materially from the estimate used to determine the number of options granted. The other 50% of the award, the restricted stock portion, is calculated using the then current stock price multiplied by 170% (which accounts for the gross-up for income taxes) divided into the remaining salary allocation to determine the number of restricted stock shares to be awarded. Senior management may recommend to the compensation committee a stock option award to newly hired or promoted executives at any compensation committee meeting.

To directly align the interests of named executive officers with the interests of the shareholders, the company expects that each named executive officer maintain an increasing ownership interest in the company. Named executive officers are expected to make regular progress toward meeting their ownership objectives.

Retirement Benefits

The Long Term Savings and Deferred Profit Sharing Plan.  The Long Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including the named executive officers, are eligible to participate if they meet certain qualifications. All employees are able to contribute the lesser of 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. The company matches 50% of the first 6% of pay that is contributed to the plan. All participant deferrals to the plan are fully-vested upon contribution, and all company matching contributions vest 33.3% per each year of qualifying service. The plan contains a discretionary deferred profit sharing component that was not utilized for fiscal year 2007.

Non-Qualified Deferred Compensation.  We do not have any non-qualified defined contribution or other deferred compensation plans.

Post-Retirement Plans.  All employees in the U.S. are eligible under certain conditions to participate in the post-retirement health benefit plan. In addition, officers of the company, including the named executive officers, are entitled to participate in dental and long-term care plans. Currently, Mr. Sassano, Mr. Hadeed and Mr. DeVoldre are the only named executive officers who have qualified to participate in the dental and long-term care plans.

The post-retirement health benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. There are three kinds of benefits provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical and dental premium reimbursement benefits. Officers who retire from active employment with the company on or after December 23, 2006 at age 55 or older with five or more years of continuous service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher or is the corporate controller.

Eligibility for medical and dental coverage and for long-term care coverage is also subject to the eligibility provisions contained in the subscriber contracts and coverage certificates through which benefits are provided.

Perquisites and Other Personal Benefits

The company provides named executive officers with perquisites and other personal benefits that the company and the compensation committee believe are reasonable and consistent with the company’s overall compensation objectives and that better enable the company to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The costs for the personal benefits described below for named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2007 on page 22 of this proxy statement.

Automobile Allowance.  Currently, six officers, including all of the named executive officers, are provided a monthly automobile allowance.

Long-Term Care Insurance Coverage.  The company provides long-term care insurance coverage for all officers who reach age 55 and have five years of qualifying service with the company. An actively employed eligible officer may enroll the officer’s spouse in long-term care insurance coverage on the date the officer is first eligible for coverage.

The long-term care insurance coverage benefit under this plan consists of the company’s payment of the premium for the long-term care insurance coverage. The company’s payment for coverage continues through the end of the ten-year period measured from the commencement of long-term care insurance coverage. The long-term care insurance coverage is provided under individual insurance policies owned by the officer and eligible spouse. Eligibility for coverage under a policy is subject to the discretion of the insurance carrier through which coverage is provided and the company does not guarantee that any officer or eligible spouse will qualify for coverage. Currently, Mr. Sassano, Mr. Hadeed and Mr. DeVoldre are the only named executive officers who qualify to participate in this plan.

Club Memberships.  Membership dues are reimbursed to Mr. Sassano, Mr. Hadeed and Mr. De Voldre on a 100%, 100% and 70% basis respectively.

Subsequent Actions

On April 10, 2007, the board appointed Mr. Hadeed to serve in the role of chief executive officer. In connection with this appointment, Mr. Hadeed retained his roles as president and chief operating officer. Mr. Hadeed replaced Mr. Sassano as chief executive officer, who was appointed as executive chairman on April 10, 2007. As a result of these appointments, Mr. Hadeed’s salary was increased by $25,000 to $265,000 and Mr. Sassano’s salary was reduced from $300,000 to $85,000. In addition, Mr. Sassano’s performance incentive plan compensation level was reduced from 40% to 33%.

On April 30, 2007 the compensation committee approved the management proposed fiscal year 2008 profit sharing and performance incentive plans and on May 2, 2007 the board approved the annual financial objectives for the plans.

Compensation Committee Report2

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Alan H. Resnick, Chair
Nancy D. Hessler
Cornelius J. Murphy
Harvey J. Palmer
John T. Smith

[2] The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Summary Compensation Table for Fiscal Year 2007

The following table shows information regarding the compensation paid to our named executive officers for services rendered to us in all capacities during fiscal year 2007. A narrative description of the various components of compensation paid to the named executive officers begins on page 17 of this proxy statement.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position of Named		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Executive Officer	Year	($)(1)	($)	($)(2)(3)(4)	($)(3)(4)	($)(5)	($)	($)(6)	($)

Carl E. Sassano	2007	$305,355	—	$18,385	$7,962	$116,646	—	$62,567	$510,915
Chairman & Chief Executive Officer
Charles P. Hadeed	2007	$240,769	—	$13,193	$6,369	$91,974	—	$49,894	$402,199
President & Chief Operating Officer
John J. Zimmer	2007	$125,192	—	—	$9,244	$44,618	—	$19,410	$198,464
Vice President of Finance & Chief Financial Officer
Jay F. Woychick	2007	$153,154	—	$7,258	$3,142	$39,422	—	$32,639	$235,615
Vice President of Marketing
John A. De Voldre	2007	$120,383	—	$6,112	$2,548	$29,795	—	$31,819	$190,657
Vice President of Human Resources

(1)	The amounts shown include cash compensation earned and paid during fiscal year 2007.

(2)	Restricted stock awards were granted on August 15, 2006 to the named executive officers, except for Mr. Zimmer who joined us on June 1, 2006.

(3)	The dollar values of restricted stock and stock option awards shown in these columns are equal to the compensation cost recognized during fiscal year 2007 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except that no estimates for forfeitures have been included. SFAS No. 123R requires that the fair value of all share-based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R transitional methodology are set forth in Note 1 (Nature of Business and Summary of Significant Accounting Policies) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007.

(4)	Information regarding the shares of restricted stock and stock options granted to our named executive officers in fiscal year 2007 is shown in the 2007 Grants of Plan-Based Awards table on page 23 of this proxy statement. The 2007 Grants of Plan-Based Awards table also shows the aggregate grant date fair value of the restricted stock and stock options granted during fiscal year 2007 as determined in accordance with SFAS No. 123R.

(5)	The amounts shown reflect payments made to the named executive officers on May 22, 2007 based on our performance incentive plan.

(6)	The amounts shown reflect automobile allowances, the gross-up for income taxes on restricted stock awards, club membership dues, long-term care insurance premiums, as detailed in the table below, as well as the value of company benefits available to all employees, such as health, dental and life insurance benefits.

	Automobile	Income Tax	Club	Long-Term
	Allowance	Gross-Up	Membership	Care Insurance

Carl E. Sassano	$13,356	$19,578	$6,934	$7,082
Charles P. Hadeed	$10,080	$13,043	$3,500	$6,807
John J. Zimmer	$8,219	—	—	—
Jay F. Woychick	$10,080	$7,285	—	—
John A. De Voldre	$10,080	$5,734	$1,707	$6,859

2007 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual contingent cash compensation, restricted stock awards and stock options during fiscal year 2007 to our named executive officers.

				All Other
			All Other Stock	Option Awards:	Exercise
		Estimated Future	Awards:	Number of	Price of	Grant Date Fair
		Payouts Under	Number of	Securities	Option	Value of Stock
	Grant	Non-Equity Incentive	Shares of Stock	Underlying	Awards	and Option
Name	Date	Plan Awards ($)(1)	or Units (#)(2)	Options (#)	($/Sh)(3)	Awards(4)

Carl E. Sassano	4/30/2007	$116,646
	8/15/2006		3,884			$22,061
	8/8/2006			8,803	$5.68	$35,828
Charles P. Hadeed	4/30/2007	$91,974
	8/15/2006		3,107			$17,648
	8/8/2006			7,042	$5.68	$28,661
John J. Zimmer	4/30/2007	$44,618	—
	8/2/2006			10,000	$5.80	$41,600
Jay F. Woychick	4/30/2007	$39,422
	8/15/2006		1,533			$8,707
	8/8/2006			3,474	$5.68	$14,139
John A. De Voldre	4/30/2007	$29,795
	8/15/2006		1,243			$7,060
	8/8/2006			2,817	$5.68	$11,465

(1)	The amounts shown in this column reflect the incentive compensation earned for fiscal year 2007 based on our performance incentive plan. These awards were paid on May 22, 2007. For more information regarding the performance incentive plan see “Performance-Based Incentive Plans” on page 17 of this proxy statement.

(2)	The amounts shown in this column reflect restricted stock awards. One-half of these shares vest immediately and the remaining half vest in one year as long as the individual remains employed by the company.

(3)	The amounts shown in this column reflect stock options granted to the named executive officers. The options vest equally over three years and expire ten years from the grant date.

(4)	The amounts in this column are equal to the aggregate fair value of the restricted stock and stock option grants computed in accordance with SFAS No. 123R. A discussion of the assumptions used to calculate the grant date fair value is set forth in Note 1 (Nature of Business and Summary of Significant Accounting Policies) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007.

Outstanding Equity Awards at March 31, 2007

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards as of March 31, 2007.

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan Awards:	Value of
				Incentive					Number	Unearned
				Plan Awards:				Market	of Unearned	Shares,
	Number of	Number of		Number of				Value of	Shares,	Units or
	Securities	Securities		Securities			Number of	Shares or	Units or	Other
	Underlying	Underlying		Underlying			Shares of	Units of	Other	Rights That
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights	Have
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Not Vested (#)	Vested ($)

Carl E. Sassano	3,632	7,263	(1)	—	4.26	8/15/2015	1,942 (4)	$10,196	—	—
	—	8,803	(2)		5.68	8/7/2016
Charles P. Hadeed	20,000	—		—	2.20	10/27/2013
	13,333	6,667	(3)		2.89	10/17/2014	1,553 (4)	$8,153	—	—
	2,034	4,069	(1)		4.26	8/15/2015
	—	7,042	(2)		5.68	8/7/2016
John J. Zimmer	—	10,000	(2)	—	5.80	8/1/2016	—	$—	—	—
Jay F. Woychick	10,000	—		—	2.20	10/27/2013
	6,667	3,333	(3)		2.89	10/17/2014	766 (4)	$4,022	—	—
	1,492	2,984	(1)		4.26	8/15/2015
	—	3,474	(2)		5.68	8/7/2016
John A. De Voldre	40,000	—		—	1.00	4/29/2007
	20,000	—			2.20	10/27/2013	621 (4)	$3,260	—	—
	6,667	3,333	(3)		2.89	10/17/2014
	1,148	2,295	(1)		4.26	8/15/2015
	—	2,817	(2)		5.68	8/7/2016

(1)	These options vest in equal parts in August 2007 and August 2008.

(2)	These options vest in equal parts in August 2007, August 2008 and August 2009.

(3)	These options will be fully vested in October 2007.

(4)	These restricted shares will be fully vested on August 15, 2007 assuming continued employment with the company through that date.

2007 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2007 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Carl E. Sassano	100,000	$426,500	4,345	$25,201
-Warrants (3)	4,000	$12,920
Charles P. Hadeed	25,000	$108,125	2,900	$16,820
John J. Zimmer	—	—	—	—
Jay F. Woychick	5,000	$20,150	1,754	$10,174
John A. De Voldre	—	—	1,381	$8,010

(1)	The value realized on the exercise of stock options and warrants is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

(2)	The value realized on the vesting of restricted stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

(3)	Mr. Sassano exercised warrants that he received as a board member prior to joining us as our chief executive officer.

Change-in-Control Arrangements

The company has entered into change of control severance agreements with Mr. Sassano, Mr. Hadeed and Mr. De Voldre. These agreements are designed to promote stability and continuity within our senior management team.

On February 12, 2004, the company entered into change of control severance agreements with each of Mr. Sassano and Mr. Hadeed. Pursuant to these agreements, if a change in control of the company occurs and the employment of Mr. Sassano or Mr. Hadeed is terminated for any reason (other than voluntary resignation, death, disability, or retirement, or termination by the company for certain reasons) during the period beginning with the agreement for or announcement of a proposed change in control and ending 24 months following the change in control, we would be required to continue to pay them their full salary and bonus and continue their benefits for a period of 24 months following the date of termination of employment, and all stock grants, stock options and similar arrangements would immediately vest.

On April 19, 2006, the company entered into amended change of control severance agreements with each of Mr. Sassano and Mr. Hadeed. The amended agreements amend and restate the February 12, 2004 change of control severance agreements. The purpose of the amended agreements is to provide for compliance with 409A of the Internal Revenue Code and to provide the employee with the option to elect (at his discretion) to modify payments made to the employee in the event of termination of employment due to change in control in a manner that serves to reduce payments that would constitute “parachute payments” pursuant to section 280G of the Internal Revenue Code.

On April 22, 1994, the company entered into a change of control severance agreement with Mr. De Voldre. Pursuant to this agreement, if a change in control of the company occurs and the employment of Mr. De Voldre is terminated within 12 months of the change in control, then, subject to certain limitations and restrictions, we would be required to pay him a severance amount equal to the amount of his annual base salary in effect immediately prior to the change in control.

Director Compensation

Cash Compensation

Each of our non-employee directors receives an annual cash retainer of $10,000 per year, $1,500 for attendance at each board meeting, and $500 for attendance at each committee meeting on which that director serves. Our lead director receives an additional annual fee of $10,000, the chairperson of the audit committee receives an additional annual fee of $5,000, and the chairpersons of our other committees receive an additional annual fee of $2,500 each. These fees are paid quarterly. Mr. Bradley is also reimbursed for travel expenses for board and committee meetings he attends in person. During fiscal year 2007, the aggregate amount of such reimbursements received by Mr. Bradley was $4,951.

Equity Compensation

Pursuant to our Amended and Restated Directors’ Warrant Plan, during fiscal year 2007 each non-employee director then in office received an automatic, non-discretionary grant of a warrant, expiring on August 16, 2010, to purchase 2,400 shares of common stock at an exercise price of $5.80 per share (the market price of the common stock on the grant date). Each warrant becomes exercisable pro rata with respect to one-third of the shares subject to the warrant on the first, second and third anniversaries of the date of grant. None of the warrants is transferable, except by will or intestacy, and during the director’s lifetime they are exercisable only by the director. Unexercised warrants lapse 90 days after the date a director ceases to be a director. No additional awards will be made under this plan. The Amended and Restated Directors’ Stock Plan was terminated last August and directors are now eligible to receive awards under the 2003 Incentive Plan.

Director Summary Compensation Table

The following table shows information regarding the compensation paid to our non-employee directors for their service during fiscal year 2007.

	Fees
	Earned or
	Paid	Stock	Warrant	All Other
Name	in Cash(1)	Awards	Awards(2)	Compensation	Total

Francis R. Bradley	$19,500	—	$9,984	—	$29,484
E. Lee Garelick	$18,000	—	$9,984	—	$27,984
Richard J. Harrison	$22,000	—	$9,984	—	$31,984
Nancy D. Hessler	$19,750	—	$9,984	—	$29,734
Robert G. Klimasewski	$18,000	—	$9,984	—	$27,984
Paul D. Moore	$22,000	—	$9,984	—	$31,984
Cornelius J. Murphy	$20,500	—	$9,984	—	$30,484
Harvey J. Palmer	$21,500	—	$9,984	—	$31,484
Alan H. Resnick	$22,250	—	$9,984	—	$32,234
John T. Smith	$30,500	—	$9,984	—	$40,484

(1)	These amounts include all fees earned by the directors during fiscal year 2007, including their annual retainer and all committee and board meeting fees.

(2)	These amounts reflect the aggregate grant date fair value of warrants issued to the directors during fiscal 2007 computed in accordance with SFAS No. 123R. A discussion of the assumptions used to calculate the grant date fair value is set forth in Note 1 (Nature of Business and Summary of Significant Accounting Policies) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2007. As of March 31, 2007, each of the following directors had the following number of outstanding shares underlying warrant awards: Mr. Bradley, 12,020 shares; Mr. Garelick, 12,020 shares; Mr. Harrison, 1,340 shares; Ms. Hessler, 12,020 shares; Mr. Klimasewski, 12,020 shares; Mr. Moore, 12,020 shares; Mr. Murphy, 12,020 shares; Dr. Palmer, 12,020 shares; Mr. Resnick, 1,340 shares; Mr. Smith, 8,020 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 29, 2007, regarding the only person known to us to be the record or beneficial owner of more than 5% of our common stock.

	Number of Shares	Percent
Name and Address	of Common Stock	of
of Beneficial Owner	Beneficially Owned	Class

Brown Advisory Holdings Incorporated	2,286,752	32.3%
901 South Bond Street, Suite 400 Baltimore, MD 21231 (1)

(1)	This information as to the beneficial ownership of shares of the company’s common stock is based on Amendment No. 6 to Schedule 13G dated as of March 31, 2007 filed jointly with the Securities and Exchange Commission by Brown Advisory Holdings Incorporated, in its capacity as a parent holding company and Brown Advisory Securities, LLC, and is based on 7,084,289 shares issued and outstanding. All of the shares shown are owned by clients of Brown Advisory Securities, LLC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. Brown Advisory

Holdings Incorporated and Brown Advisory Securities, LLC report shared dispositive power with respect to all 2,286,752 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding shares of our common stock held by (1) each of our directors and director nominees; (2) each of our named executive officers, as defined on page 15 of this proxy statement; and (3) all of our directors and executive officers as a group.

	Number of Shares	Percent
	of Common Stock	of
Name of Beneficial Owner	Beneficially Owned(1)	Class(1)

Directors & Director Nominees
Francis R. Bradley (2)	32,818	–%
E. Lee Garelick (3)	263,706	3.7
Charles P. Hadeed (4)	126,802	1.8
Richard J. Harrison (5)	19,480	–
Nancy D. Hessler (6)	41,979	–
Robert G. Klimasewski (7)	23,146	–
Paul D. Moore (8)	42,278	–
Cornelius J. Murphy (9)	57,608	–
Harvey J. Palmer (10)	80,393	1.1
Alan H. Resnick (11)	11,480	–
Carl E. Sassano (12)	304,772	4.3
John T. Smith (13)	29,096	–
Named Executives Officers
John A. DeVoldre (14)	156,152	2.2
Jay F. Woychick (15)	58,161	–
John J. Zimmer (16)	3,457	–
All directors and executive officers as a group (16 persons) (17)	1,255,822	17.2

(1)	As reported by such persons as of June 29, 2007, with percentages based on 7,084,289 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options” or “presently exercisable warrants.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes (i) presently exercisable warrants to purchase 15,480 shares; and (ii) 4,365 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred. All of these deferred shares will be issued to Mr. Bradley at such time and in accordance with the terms of his prior election.

(3)	The amount shown includes presently exercisable warrants to purchase 11,480 shares.

(4)	Mr. Hadeed, who is listed in the table under “Directors & Director Nominees,” is also a named executive officer. The amount shown includes presently exercisable options to purchase 39,751 shares.

(5)	The amount shown includes presently exercisable warrants to purchase 3,480 shares.

(6)	The amount shown includes (i) presently exercisable warrants to purchase 15,480 shares; and (ii) 2,332 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred. All of these deferred shares will be issued to Ms. Hessler at such time and in accordance with the terms of her prior election.

(7)	The amount shown includes (i) presently exercisable warrants to purchase 15,480 shares; and (ii) 5,066 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred. All of these deferred shares will be issued to Mr. Klimasewski at such time and in accordance with the terms of his prior election.

(8)	The amount shown includes presently exercisable warrants to purchase 15,480 shares.

(9)	The amount shown includes presently exercisable warrants to purchase 4,800 shares and 24,867 shares that are pledged as collateral for a loan.

(10)	The amount shown includes (i) presently exercisable warrants to purchase 11,480 shares; and (ii) 5,466 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred. All of these deferred shares will be issued to Dr. Palmer at such time and in accordance with the terms of his prior election.

(11)	The amount shown includes presently exercisable warrants to purchase 3,480 shares.

(12)	Mr. Sassano, who is listed in the table under “Directors & Director Nominees,” is also a named executive officer. The amount shown includes (i) 3,000 shares held by Mr. Sassano’s wife as custodian for their minor son, as to which shares Mr. Sassano disclaims beneficial ownership; and (ii) presently exercisable options to purchase 10,199 shares.

(13)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; and (ii) presently exercisable warrants to purchase 11,480 shares.

(14)	The amount shown includes (i) 989 shares held by Mr. De Voldre’s wife; and (ii) presently exercisable options to purchase 29,901 shares.

(15)	The amount shown includes presently exercisable options to purchase 20,808 shares.

(16)	The amount shown includes a presently exercisable option to purchase 3,334 shares.

(17)	The amount shown includes presently exercisable options and warrants to purchase 215,447 shares and 17,229 shares previously awarded under our Amended and Restated Directors’ Stock Plan but deferred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in us. For purposes of Section 16(a), our “officers” currently consist of Mr. Sassano, Mr. Hadeed and Mr. Zimmer.

During fiscal year 2007, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we have relied on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related party transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related party transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction, (2) the material terms of the transaction, including the amount and type of transaction, (3) the importance of the transaction to the related person and to the company, (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2008 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2008 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 13, 2008. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2008 annual meeting of shareholders in accordance with our code of regulations. Our code of regulations requires that we receive such proposals no later than 50 days prior to the date of the annual meeting. Thus, for the 2008 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 30, 2008. In accordance with our code of regulations, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2007 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Carl E. Sassano
Executive Chairman of the Board

Rochester, New York
July 11, 2007

APPENDIX A

TRANSCAT, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Section I.  Purpose

The primary function of the Audit Committee (“Committee”) of Transcat, Inc. (“Corporation”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management of the Corporation (“Management”) and the Board have established; the accounting and financial reporting processes of the Corporation and audits of the Corporation’s financial statements, and the independence and performance of the registered public accounting firm employed by the Corporation (“Independent Registered Public Accounting Firm”). Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

•	Review and appraise the audit efforts of the Corporation’s Independent Registered Public Accounting Firm; and

•	Provide an open avenue of communication among the Independent Registered Public Accounting Firm, financial and senior Management and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

Section II.  Composition

The Committee shall be comprised of three or more members as determined by the Board, each of whom shall be a director of the Corporation. Each member of the Committee shall meet the independence and experience requirements mandated by regulations issued by the Securities Exchange Commission (“SEC”), the Nasdaq Stock Market, Inc. (“Nasdaq”), all other national or regional exchanges or automated quotation systems on which the Corporation’s securities may be traded, and all applicable laws, rules and regulations, including, when effective, the requirement that at least one member of the Committee be a “financial expert” within the meaning of rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 and the Nasdaq rules.

All members of the Committee shall have the ability to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement, at the time of their appointment.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Section III.  Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Management and the Independent Registered Public Accounting Firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the Independent Registered Public Accounting Firm and Management quarterly to review the Corporation’s financials consistent with IV(h) below.

Section IV.  Responsibilities And Duties

(a) Responsibilities Relating to Retention of the Independent Registered Public Accounting Firm.  The Committee shall be solely responsible for the appointment, compensation, oversight of the work, evaluation and termination of any Independent Registered Public Accounting Firm (including resolution of disagreements between Management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Independent Registered Public Accounting Firm shall report directly to the Committee.

(b) Preapproval of Services.  The Committee shall preapprove, pursuant to such processes as are determined to be advisable, all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services provided to the Corporation by the Independent Registered Public Accounting Firm which are not prohibited by law.

(c) Exception to Preapproval Requirements.  The preapproval requirements set forth above shall not be applicable with respect to the provisions of non-audit services, if:

•	The aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent (5%) of the total amount of non-audit fees paid by the Corporation to its Independent Registered Public Accounting Firm during the fiscal year in which the non-audit services are provided;

•	Such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

•	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

(d) Delegation of Preapproval Authority.  The Committee may delegate to one or more designated members of the Committee the authority to grant required preapproval of auditing and non-audit services. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

(e) Oversight of the Corporation’s Relationship with the Independent Registered Public Accounting Firm.  The Committee shall:

•	Obtain and review copies of the registration applications and annual reports of the Independent Registered Public Accounting Firm;

•	Verify that the Independent Registered Public Accounting Firm does not perform non-audit services prohibited by applicable law;

•	Identify alternative vendors for non-audit services that are not on the list of prohibited non-audit services as set forth in applicable law and determine whether the interests of the Corporation are best served by these services being performed by the Independent Registered Public Accounting Firm or by alternative providers;

•	Verify whether the audit partner responsible for reviewing the audit is nearing the end of the maximum five-year term for being the audit partner and, if at the end of the five-year term, discuss replacement with the Independent Registered Public Accounting Firm;

•	Receive periodic reports from the Independent Registered Public Accounting Firm regarding the auditor’s independence, which reports shall be consistent with Independence Standards Board Standard l, discuss such reports with the Independent Registered Public Accounting Firm, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the Independent Registered Public Accounting Firm;

•	On an annual basis, the Committee should review and discuss with the Independent Registered Public Accounting Firm all significant relationships the auditors have with the Corporation to determine the Independent registered public accounting firm’s independence.

•	Periodically consult with the Independent Registered Public Accounting Firm out of the presence of Management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

•	Review the report of the Independent Registered Public Accounting Firm, which review should include:

I.	The critical accounting policies and practices used;

II.	The alternative treatments under GAAP discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the Independent Registered Public Accounting Firm’s preferred treatment;

III.	Any material communications between the Independent Registered Public Accounting Firm and Management, including any Management letter or schedule of unadjusted differences.

•	Verify whether any person has taken any action to fraudulently influence, coerce, manipulate or mislead any independent auditor engaged in the performance of the Corporation’s audit for the purpose of rendering the Corporation’s financial statements materially misleading.

(f) Conflicts.  The Committee shall:

•	Review and approve all related party transactions; and

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the Independent Registered Public Accounting Firm who participated in the audit of the Corporation to prevent conflicts of interest.

(g) Certification.  As a result of CEO and CFO certifications required by applicable law, the Committee shall:

•	Review the procedures Corporation officers use to obtain the information required for them to make certifications of financial information under applicable law;

•	Consider the effect of these procedures on other employees of the Corporation; and

•	Recommend changes in procedures and verify the certification has been made as and when required.

(h) Financial Statement and Disclosure Matters — The Committee shall:

•	Coordinate with the officers of the Corporation to ensure appropriate disclosure in the Corporation’s Annual Report to the SEC on Form 10-K: (1) the number and names of financial experts serving on the Committee; and (2) whether each financial expert is independent and, if not, an explanation of why they are not.

•	Coordinate with the officers of the Corporation to ensure appropriate disclosure to the public of all approvals by the Committee for the Independent Registered Public Accounting Firm to perform non-audit services;

•	In consultation with the Independent Registered Public Accounting Firm, review the integrity of the Corporation’s financial reporting processes, both internal and external;

•	Consider the Independent Registered Public Accounting Firm’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting;

•	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the Independent Registered Public Accounting Firm or Management;

•	Review the Corporation’s annual audited financial statements and related issues with Management and the Independent Registered Public Accounting Firm, including major issues regarding accounting and auditing principles and practices and the adequacy of the Corporation’s overall accounting and financial controls;

•	Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Independent Registered Public Accounting Firm;

•	Recommend to the Board whether the Corporation’s audited financial statements should be included in the Corporation’s Annual Report to the SEC on Form 10-K;

•	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

•	Discuss with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the Corporation’s annual audit; and

•	Review with financial Management and the Independent Registered Public Accounting Firm the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

(i) Complaints.  The Committee shall establish procedures to facilitate:

•	The receipt, retention, and treatment of complaints received by the Corporation from third parties regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential and anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(j) Process Improvement.  The Committee shall:

•	Establish regular and separate systems of reporting to the Committee by both Management and the Independent Registered Public Accounting Firm regarding any significant judgments made in Management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments;

•	Following completion of the annual audit, review separately with Management and the Independent Registered Public Accounting Firm any significant difficulties encountered during the course of the audit, including any restrictions of the scope of work or access to required information;

•	Review any significant disagreement between Management and the Independent Registered Public Accounting Firm in connection with the preparation of the financial statements; and

•	Review with the Independent Registered Public Accounting Firm and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(k) Ethical and Legal Compliance.  The Committee shall:

•	Establish, review and update periodically a Code of Ethical Conduct (the “Code”) that, at a minimum, addresses conflicts of interest, and compliance with applicable laws, rules and regulations;

•	Ensure that Management has established a system to enforce the Code and has disclosed any waivers to executives and directors;

•	Ensure that the Code is publicly available;

•	Review Management’s monitoring of the Corporation’s compliance with the Code, and ensure that Management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements;

•	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies;

•	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements;

•	Establish procedures for communication with legal counsel of the Corporation to facilitate compliance by legal counsel with its obligation to report to the Committee or other committee of independent directors evidence of material violations of securities law and other matters; and

•	Perform any other activities consistent with this Charter, the Corporation’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

(l) Committee Charter.  The Committee shall review and update this Charter periodically, at least annually, as conditions dictate.

(m) Miscellaneous Powers and Responsibilities.  The Committee shall:

•	Adopt policies to prevent personnel from falsifying or destroying any records to impede any official proceeding; and

•	Adopt a policy to retain all documents relevant to a financial audit for at least five years and to require the Independent Registered Public Accounting Firm to do the same.

Section V.  Use Of Advisors

(a) Authority to Engage Advisors.  The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

(b) Funding.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to:

•	The Independent Registered Public Accounting Firm for the purpose of rendering or issuing an audit report; and

•	Any advisor employed by the Committee.

* * * * *

APPENDIX B

TRANSCAT, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

1.	Role

The Corporate Governance and Nominating Committee’s role is to determine the slate of Director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual Shareholder meetings, and to review, evaluate and recommend changes regarding the Company’s Corporate Governance.

2.	Membership

The membership of the Committee consists of at least two Directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member’s independence. The Board appoints the Chairperson.

3.	Operations

The Committee meets at least once a year. Additional meetings may occur as the Committee or its Chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Governance and Nominating Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the By-Laws of the Corporation, or (c) the laws of the State of Ohio.

4.	Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

5.	Responsibilities

The principal responsibilities and functions of the Governance and Nominating Committee are as follows:

•	Periodically evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the Directors fulfilling their responsibilities in a manner that serves the interests of Transcat’s shareholders.

•	Before recommending an incumbent, replacement or additional Director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

•	Assist in identifying, interviewing and recruiting candidates for the Board.

•	Periodically review the composition of each Committee and present recommendations for Committee memberships to the Board as needed.

B-1

•	Periodically review the compensation paid to non-employee Directors for annual retainers (including Board and Committee Chairs) and meeting fees, if any, and make recommendations to the Board of any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to Directors for their services as such.

•	Periodically review and make recommendations about changes to the Charter of the Governance and Nominating Committee.

•	Periodically review and make recommendations about changes to the Charters of other Board Committees after consultation with the respective Committee Chairs.

* * * * *

B-2

APPENDIX C

TRANSCAT, INC.

COMPENSATION COMMITTEE CHARTER

1.	Purpose

The purpose of the Compensation Committee is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, recommends and approves salaries and other compensation of Transcat’s CEO, President, COO and CFO (as well as such other officers as may be determined by the Board of Directors) (the “Executives”), administers Transcat’s stock option plans (including reviewing and approving stock option grants to Executives), and administers the Executive Officer bonus plans, if any.

2.	Membership and Structure

The Compensation Committee shall consist solely of independent directors (as defined in the applicable rules for Nasdaq-traded issuers as well as applicable federal law). Appointment to the Committee, including designation of the Chair of the Committee, shall be made on an annual basis by the full Board upon recommendation of the Nominating Committee of the Board. Meetings of the Compensation Committee shall be held at such times and places as the Compensation Committee shall determine. The Compensation Committee may also act by written consent. When necessary, the Committee shall meet in executive session outside of the presence of any of the Executives of the Company. The Chair of the Compensation Committee shall report on activities of the Committee to the Chairman of the Board and, if the Chairman and CEO are the same person, the Lead Director; and thereafter to the full Board.

3.	Responsibilities

The Compensation Committee shall:

•	At least twice during the fiscal year, meet in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee shall consider the annual performance evaluation of the CEO conducted by the Board of Directors in light of Company goals and objectives relevant to CEO compensation, competitive market data pertaining to CEO compensation at comparable companies, and such other factors (including the level of difficulty of the CEO’s services in the context of the Company’s present, historical or projected financial position) as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its shareholders.

•	Determine salaries, bonuses, and other matters relating to compensation of the Executives of the Company. In determining the amount, form, and terms of such compensation, the Committee shall consider the officer’s performance in light of Company goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its shareholders. Except with regard to matters relating to his compensation, the CEO of the Company may be present at meetings during which executive compensation is under review.

•	Review and make recommendations with respect to shareholder proposals related to compensation matters.

•	Review and make recommendations to the Board regarding executive compensation and benefit plans and programs.

•	As requested by Transcat management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan).

C-1

•	With management, administer the Company’s stock option or other equity-based plans, including the review and approval of management recommendations of grants of stock options to all eligible employees (except the CEO) under the Company’s existing stock option plans.

•	With counsel, draft, review and approve the Report of the Compensation Committee on Executive Compensation to be included in the Company’s annual proxy statement.

•	When appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

•	Periodically review the adequacy of its charter and recommend any changes to the full Board.

In fulfilling its responsibilities, the Compensation Committee shall have the authority, and shall be afforded resources sufficient, to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate and when approved by a majority of independent directors who serve on the Board.

* * * * *

C-2

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of
Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

You are urged to vote your shares FOR the proposal to amend the company’s code of regulations to permit the issuance of “uncertified” shares so that the company can continue to comply with the listing standards of the Nasdaq Stock Market. IF THIS PROPOSAL IS NOT APPROVED, THEN THE COMPANY’S COMMON STOCK COULD BE DE-LISTED FROM THE NASDAQ STOCK MARKET.

• Please fold and detach card at perforation before mailing •

(Continued from other side)
•	This proxy is solicited on behalf of our board of directors.

•	This proxy will be voted as specified by you, and it revokes any prior proxy given by you.

•	Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three nominees for directors listed on the reverse side of this proxy and described in the accompanying proxy statement.

•	Unless you specify otherwise, your signed proxy will be voted FOR the other proposals listed on the reverse side of this proxy and described in the accompanying proxy statement.

•	You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 11, 2007, describing more fully the proposals listed in this proxy.

Dated: , 2007

Signature(s) of shareholder(s)

Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title.

• Please fold and detach card at perforation before mailing. •

TRANSCAT, INC.

P R O X Y	The undersigned appoints CARL E. SASSANO and CHARLES P. HADEED, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at the company’s headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, August 21, 2007 at 12:00 noon, local time, and at any adjournments of such annual meeting, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of director nominees, as follows:
	1.	Election of Directors
		☐ FOR all nominees listed below		☐ WITHHOLD AUTHORITY
		(except as marked to the contrary)		to vote for all nominees listed below

Instructions: To withhold authority to vote for any individual nominee, please strike a line throught the nominee’s name.
Charles P. Hadeed Nancy D. Hessler Paul D. Moore

	2.	Proposal to approve an amendment to the company’s code of regulations (or bylaws) to permit the issuance of “uncertificated” shares.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

	3.	Proposal to ratify the selection of BDO Seidman, LLP as the company’s independent registered public accounting firm for the fiscal year ending March 29, 2008.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.
(Continued and to be signed, on reverse side)